Exhibit 3 (i)

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470, HARTFORD, CT 06115-0470

DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SERETARY OF STATE, 30 TRINITY STREET, HARTFORD, CT 06106

PHONE: 860-509-6003                                                      WEBSITE:  www.concord-sots,ct.gov

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

FILING PARTY (CONFRIMATION WILL BE SENT TO THIS ADDRESS):FILING FEE:  $100

NAME:	John V. Galiette, Esq.	MAKE CHECKS PAYABLE TO “SECRETARY OF
THE STATE”

ADDRESS:           Reid and Riege, P.C.
One Financial Plaza

CITY:                     Hartford

STATE:                  Connecticut                                                      ZIP:           06103

1.  NAME OF CORPORATION:

The Eastern Company

2.  THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):

[x]  A.  AMENDED

[  ]  B.  RESTATED

[  ]  C.  AMENDED AND RESTATED

THE RESTATED CERTFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT.

3.  CHECK 3A OR 3B OR BOTH, AS APPROPRIATE.

[X]  3A.  TEXT OF EACH AMENDEMENT/RESTATEMENT:

RESOVLED;  That, effective as of the filing of an appropriate certificate amending the Certificate of Incorporation of the Company with the Secretary of the State of Connecticut, Article Ninth of the Certificate of Incorporation of the Company is hereby amended to read in its entirely as follows:

NINTH:  Each member of the Board of Directors of the corporation shall be elected by the stockholders at the annual meeting of the stockholders, and shall serve for a term of one year.  Except in a contested election, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election of directors at the annual meeting of the stockholders at which a quorum is present (that is, if the votes cast for a nominee’s election as a director exceed the votes cast against such nominee’s election as a director).  In a contested election, directors shall be elected by a plurality of the votes cast at such annual meeting.  An election shall be considered to be contested if, as of the record date for such annual meeting, there are more nominees for election to the Board of Directors than there are positions on the Board of Directors to be filled by election at the annual meeting.  Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders.

At the annual meeting of stockholders in 2017, the term of the directors elected in 2014 shall expire, and their successors shall be elected for a term of one year.  At the annual meeting of stockholders in 2018, the term of the directors elected in 2015 and 2017 shall expire, and their successors shall be elected for a term of one year.  At the annual meeting of stockholders in 2019, the term of the directors elected in 2016, 2017 and 2018 shall expire, and their successors shall be elected for a term of one year.  At each annual meeting thereafter, the term of all of the directors shall expire and their successors shall be elected for a term of one year.

[   ]  3B.  ELECTION OF BENEFIT CORPORATION STATUS. (MUST check box 3B if electing Benefit Corporation Status.)

The corporation elects to be a Benefit Corporation. In addition to the stated purposes for which the corporation is formed, the corporation shall also have the purpose to create a general public benefit as defined in the Connecticut Benefit Corporation Act. [NOTE: If the Benefit Corporation adopts one or more specific public benefits in addition to the required general public benefit, then the corporation must set forth the specific public benefit(s) in Box 3A, “TEXT OF EACH AMENDMENT/RESTATEMENT”, above. If so, then BOTH Box 3A AND 3B should be checked on the form.]

4.  VOTE INFORMATION (SECLECT A, B, C OR D):

[X]  A.  THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF
  THE CONNECTICUT GENERAL STATUES, AND BY THE CERTFICIATE OF INCORPORATION.

[   ]  B.  THE AMENDEMENT WAS APPROVED BY THE INCORPORATORS.
  NO SHAREHOLDER APPROVAL WAS REQUIRED.

[   ]  C.  THE AMENDMENT WAS PPROVED BY THE BOARD OF DIRECTRS.
  NO SHAREHOLDER APPROVAL WAS REQUIRED.

[   ]  D.  THE AMENDMENT WAS APPROVED BY A MINIMUM STATUS VOTE, AS REQURIED BY THE CONNECTICUT BENEFIT CORPORAITON ACT. SELECT D IF A MINIMUM STATUS VOTE RESULTED IN THE
              ELECITON OF BENEFIT CORPORAITON STATUS.

5. EXECUTION:

DATED THIS 29TH DAY OF APRIL, 2016.

NAME OF SIGNATORY (print or type)	CAPACITY/TITLE OF SIGNATORY	SIGNATURE
John L. Sullivan III	Vice President and CFO	/s/John L. Sullivan III